Exhibit 23 - Consent of Independent Accountants

We hereby consent to the incorporation by reference to the Registration Statement on Form S-8, File Numbers 333-50484, 333-80119, 333-80117 and
033-54065 of our report dated January 22, 2001, except for Note 19 as to which the date is February 8, 2001, on the consolidated financial statements of First Merchants Corporation which report is included in the Annual Report on Form 10-K of First Merchants Corporation.


Olive LLP

Indianapolis, Indiana
March 26, 2001

                    Consent of Crowe, Chizek and Company LLP

The Board of Directors
First Merchants Corporation


We consent to the inclusion in the December 31, 2000 Annual Report on Form 10-K of First Merchants Corporation of our reports dated January 8, 1999, on Jay Financial Corporation, and January 15, 1999, on Anderson Community Bank, relating to the statements of income, changes in shareholders' equity and cash flows of those organizations for the year ended December 31, 1998.

We also consent to the incorporation by reference in the registration statements of First Merchants Corporation on Form S-8 (File No. 33-28900 and 33-28901) of our reports dated January 8, 1999, on Jay Financial Corporation, and January 15, 1999, on Anderson Community Bank, relating to the statements of income, changes in shareholders' equity and cash flows of those organizations for the year ended December 31, 1998, which reports are included in the December 31, 2000 annual report on Form 10-K of First Merchants Corporation.


Crowe, Chizek and Company LLP

Indianapolis, Indiana
April 2, 2001

                         Report of Independent Auditors

Board of Directors and Shareholders
Jay Financial Corporation
Portland, Indiana

We have audited the consolidated statements of income, changes in shareholders' equity and cash flows of Jay Financial Corporation for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We  conducted  our  audit  in  accordance  with  generally   accepted  auditing
standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Jay Financial Corporation for the year ended December 31, 1998, in conformity with generally accepted accounting principles. We have not audited the consolidated financial statements of Jay Financial Corporation for any period subsequent to December 31, 1998.

/s/Crowe, Chizek and Company LLP

Crowe, Chizek and Company LLP
Indianapolis, Indiana
January 8, 1999

                         Report of Independent Auditors

Board of Directors and Shareholders
Anderson Community Bank
Anderson, Indiana

We have audited the statements of income, changes in shareholders' equity and cash flows of Anderson Community Bank for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Anderson Community Bank for the year ended December 31, 1998, in conformity with generally accepted accounting principles. We have not audited the consolidated financial statements of Anderson Community Bank for any period subsequent to December 31, 1998.

/s/Crowe, Chizek and Company

Crowe, Chizek and Company
Indianapolis, Indiana
January 15, 1999